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                                                             EXHIBIT (8)(i)(iii)

                AMENDMENT NO. 2 TO SHAREHOLDER SERVICES AGREEMENT

     THIS AMENDMENT NO. 2 TO SHAREHOLDER SERVICES AGREEMENT is made as of the 15th day of January, 2004, by and among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company") and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, the Company and ACIM are parties to a certain Shareholder Services Agreement dated February 1, 2000 (the "Agreement") in connection with the participation by the Funds (as defined in the Agreement) in individual and group variable annuity and variable life insurance contracts to be issued through one or more separate accounts established by the Company under state law;

     WHEREAS, the parties desire to expand the number of Funds to be made available as investment options under the Contracts; and

     WHEREAS, the parties now desire to modify the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. The second WHEREAS clause is hereby deleted in its entirety and replaced with the following:

               "WHEREAS, the Company wishes to make available as investment options under the Contracts VP Balanced, VP Income & Growth, VP International, VP Value and VP II Inflation Protection (collectively, the "Funds"), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended and issued by American Century Variable Portfolios, Inc., except for VP II Inflation Protection, which is issued by American Century Variable Portfolios II, Inc. (collectively referred to as the "Issuer");"

     2. In the event of a conflict between the terms of this Amendment No. 2 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 2 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 2, the parties hereby confirm and ratify the Agreement.

     3. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

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     4.   Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

AMERICAN GENERAL LIFE                     AMERICAN CENTURY INVESTMENT
INSURANCE COMPANY                         MANAGEMENT, INC.


By:                                       By:
      ----------------------------------        --------------------------------
Name:                                     Name:
      ----------------------------------        --------------------------------
Title:                                    Title:
      ----------------------------------        --------------------------------


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